Exhibit 16.1

December 8, 2011

Securities and Exchange Commission Washington, D.C. 20549

Commissioners:

We have read Lantronix, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 8, 2011 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP